SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

600 Luckie Drive, Suite 350

Birmingham, Alabama 35223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                                Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                            ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Supplemental Executive Retirement Benefits Agreements and Split-Dollar Agreements

On December 13, 2018, National Bank of Commerce (the “Bank”), a national banking association and wholly owned subsidiary of National Commerce Corporation (the “Company”), entered into amendments to the Supplemental Executive Retirement Benefits Agreements (the “SERP Agreements”) and the Split-Dollar Agreements (the “Split-Dollar Agreements” and, together with the SERP Agreements, the “Agreements”) previously entered into with certain executive officers of the Company and the Bank, including (i) Richard Murray, IV, who serves as Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company and the Bank, (ii) William E. Matthews, V, who serves as President and Chief Financial Officer of the Company and the Bank, and (iii) M. Davis Goodson, Jr., who serves as Executive Vice President, Senior Lender and Chief Credit Officer of the Bank.

The SERP Agreements, including (a) the SERP Agreements entered into with Messrs. Murray, Matthews and Goodson on January 1, 2016 and (b) the SERP Agreements entered into with Messrs. Murray and Matthews on September 12, 2018, were amended to modify certain termination and vesting provisions in the SERP Agreements in connection with the proposed merger of the Company with and into CenterState Bank Corporation, which was announced on November 26, 2018 (the “Proposed Merger”). As amended, each of the executives will forfeit his Full Benefit (as defined in the applicable SERP Agreement) if, prior to the Full Vesting Date (as defined in the applicable SERP Agreement), he terminates employment due to a voluntary resignation (other than for Good Reason (as defined in the applicable SERP Agreement)) or a termination by the Bank for Cause (as defined in the applicable SERP Agreement). In the event of a termination of employment prior to the Full Vesting Date (w) by the Bank without Cause, (x) by the executive for Good Reason, (y) due to the executive being considered Substantially Disabled (as defined in the applicable SERP Agreement) or (z) upon a Change in Control (as defined in the applicable SERP Agreement) that occurs subsequent to the Proposed Merger, the executive will become 100% vested in and entitled to the Full Benefit, and the Full Benefit will be payable to the executive beginning on the Payment Commencement Date (as defined in the applicable SERP Agreement).

The Split-Dollar Agreements, including (a) the Split-Dollar Agreements entered into with Messrs. Murray, Matthews and Goodson on January 1, 2016 and (b) the Split-Dollar Agreements entered into with Messrs. Murray and Matthews on September 12, 2018, were also amended to modify certain termination and benefit continuation provisions in connection with the Proposed Merger. As amended, the death benefit protection afforded by the Split-Dollar Agreements will be terminated if, prior to attaining age 65 while in the employ of the Bank, the executive’s employment is terminated, other than a termination (w) by the Bank without Cause (as defined in the applicable Split-Dollar Agreement), (x) by the executive for Good Reason (as defined in the applicable Split-Dollar Agreement), (y) due to the executive being considered Substantially Disabled (as defined in the applicable Split-Dollar Agreement) or (z) upon a Change in Control (as defined in the applicable Split-Dollar Agreement) that occurs subsequent to the Proposed Merger.

The amendments to the Agreements will become effective upon the closing of the Proposed Merger. If the closing of the Proposed Merger does not occur, then the amendments to the Agreements will be null and void.

The foregoing descriptions of the amendments to the Agreements are qualified in their entirety by reference to the full text of the amendments executed by each of Messrs. Murray, Matthews and Goodson, which are included as Exhibits 10.1A, 10.1B, 10.2A and 10.2B (for Mr. Murray), Exhibits 10.1C, 10.1D, 10.2C and 10.2D (for Mr. Matthews) and Exhibits 10.1E and 10.2E (for Mr. Goodson) to this Current Report on Form 8-K and incorporated herein by reference.

Approval of Certain Cash Payments in Connection with the Proposed Merger

On December 12, 2018, the Compensation Committee of the Board (the “Compensation Committee”) approved cash payments to certain executive officers of the Company, including Messrs. Murray, Matthews and Goodson, as well as John H. Holcomb, III, who serves as Chairman of the Executive Committee of the Board and as Vice Chairman of the Board and the Board of Directors of the Bank, which payments were approved by the Compensation Committee in connection with the Proposed Merger.

The Compensation Committee approved cash payments to Messrs. Murray, Matthews and Goodson to be made in December 2018 in lieu of grants of performance share awards under the Company’s 2017 Equity Incentive Plan, which awards would otherwise be granted to Messrs. Murray, Matthews and Goodson during the first quarter of 2019 in accordance with the Company’s annual equity grant schedule absent certain limitations agreed to by the parties in the definitive agreement for the Proposed Merger (the “PSA Payments”). The Compensation Committee approved the PSA Payments in the following amounts, which represent the values of the target performance share awards that the Company would otherwise expect to grant in the first quarter of 2019: for Mr. Murray, $350,000; for Mr. Matthews, $350,000; and for Mr. Goodson, $126,000. The PSA Payments are subject to recoupment or offset against future compensation in the event that the Proposed Merger is not completed and the Compensation Committee elects to grant performance share awards to Messrs. Murray, Matthews and Goodson during the 2019 fiscal year.

The Compensation Committee also approved performance-based cash payments to Messrs. Murray, Matthews, Goodson and Holcomb under the Company’s 2018 cash incentive program (the “AIP”), such payments to be made in December 2018 rather than in the normal course in early 2019 as contemplated by the AIP (the “AIP Payments”). The AIP Payments are based on (i) the Compensation Committee’s review of the Company’s year-to-date results for pre-tax earnings per share (“EPS”), which is the performance metric previously selected by the Compensation Committee for the AIP, and (ii) management’s forecast of EPS performance through the end of the 2018 fiscal year, based on normal operating performance and excluding the potential impact of certain unusual and nonrecurring items, such as expenses relating to the Proposed Merger and other unusual items for 2018 unrelated to the Proposed Merger, in accordance with the AIP. The Compensation Committee approved the AIP Payments in the following amounts: for Mr. Murray, $288,383; for Mr. Matthews, $265,952; for Mr. Goodson, $153,804; and for Mr. Holcomb, $192,255. The AIP Payments are subject to recoupment or offset against future compensation in the event that the AIP Payments exceed the amount that would have been paid under the AIP based on full-year EPS results, excluding the potential impact of certain unusual and nonrecurring items, such as expenses relating to the Proposed Merger and other unusual items for 2018 unrelated to the Proposed Merger, in accordance with the AIP.

Approval of Special Performance-Based Cash Bonuses

Additionally, on December 12, 2018, the Compensation Committee approved the payment of special performance-based cash bonuses to certain executive officers of the Company, including Messrs. Murray, Matthews, Goodson and Holcomb (the “Special Performance-Based Bonus Payments”). The Special Performance-Based Bonus Payments are to be paid in December 2018 in order to recognize and reward the individuals for their contributions to the Company’s long-term performance relative to its peers. In determining the amounts of the Special Performance-Based Bonus Payments, the Compensation Committee considered the growth of the Company since 2016, the successful completion of five acquisitions since 2016 and the improvement of a number of other performance metrics during the same period, including EPS, return on average assets and net interest margin. The Compensation Committee approved the Special Performance-Based Bonus Payments in the following amounts: for Mr. Murray, $675,000; for Mr. Matthews, $602,500; for Mr. Goodson, $140,000; and for Mr. Holcomb, $700,000. The Special Performance-Based Bonus Payments were made in addition to, and did not affect, any other payments owed or paid to Messrs. Murray, Matthews, Goodson and Holcomb pursuant to the Company’s other cash and equity incentive plans.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

10.1A	Amendment Number One to Supplemental Executive Retirement Benefits Agreement, dated December 13, 2018, by and between National Bank of Commerce and Richard Murray, IV

10.1B	Amendment Number One to 2018 Supplemental Executive Retirement Benefits Agreement, dated December 13, 2018, by and between National Bank of Commerce and Richard Murray, IV

10.1C	Amendment Number One to Supplemental Executive Retirement Benefits Agreement, dated December 13, 2018, by and between National Bank of Commerce and William E. Matthews, V

10.1D	Amendment Number One to 2018 Supplemental Executive Retirement Benefits Agreement, dated December 13, 2018, by and between National Bank of Commerce and William E. Matthews, V

10.1E	Amendment Number One to Supplemental Executive Retirement Benefits Agreement, dated December 13, 2018, by and between National Bank of Commerce and M. Davis Goodson, Jr.

10.2A	Amendment Number One to 2016 Split-Dollar Agreement, dated December 13, 2018, by and between National Bank of Commerce and Richard Murray, IV

10.2B	Amendment Number One to 2018 Split-Dollar Agreement, dated December 13, 2018, by and between National Bank of Commerce and Richard Murray, IV

10.2C	Amendment Number One to 2016 Split-Dollar Agreement, dated December 13, 2018, by and between National Bank of Commerce and William E. Matthews, V

10.2D	Amendment Number One to 2018 Split-Dollar Agreement, dated December 13, 2018, by and between National Bank of Commerce and William E. Matthews, V

10.2E	Amendment Number One to 2016 Split-Dollar Agreement, dated December 13, 2018, by and between National Bank of Commerce and M. Davis Goodson, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

December 18, 2018	/s/ William E. Matthews, V
William E. Matthews, V
President and Chief Financial Officer